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                                                                   EXHIBIT 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 2, 1996, which appears on page A-10 of the 1995 Annual Report to Shareholders of Illinova Corporation in the appendix to the Illinova Corporation Proxy Statement, which is incorporated by reference in Illinova Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

St. Louis, Missouri

December 13, 1996